UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 13, 2007

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming (State or other jurisdiction of incorporation)	09-154 (Commission File Number)	83-0211506 (IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland 20850
(Address of principal executive offices) (Zip code)

(301) 468-1200
Registrant's telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On March 13, 2007 (the “Effective Date”), Paradigm Holdings, Inc., a Wyoming corporation (the “Company”) entered into (a) a loan and security agreement (the “Revolving Credit Facility”) and (b) a loan and security agreement (the “Line of Credit Agreement”, and together with the Revolving Credit Facility, the “Loan Agreements”) with Paradigm Solutions Corporation, a Maryland corporation and wholly-owned subsidiary of the Company (“Paradigm” and together with the Company, the “Borrowers”) and Silicon Valley Bank, a California chartered bank (the “Lender”) pursuant to which the Lender agreed to make advances of money and to extend certain financial accommodations to the Borrowers in accordance with the terms of the Loan Agreements. All capitalized terms not defined herein have the meanings ascribed thereto in the relevant transaction document referenced below.

Pursuant to the Revolving Credit Facility, the Borrowers shall pay to the Lender the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with the terms of the Revolving Credit Facility, including, but not limited to, Advances under the Revolving Line, which such Revolving Line shall consist of an aggregate amount of up to Ten Million Dollars ($10,000,000), Letters of Credit, which the face amount of such Letters of Credit may not exceed Five Hundred Thousand Dollars ($500,000) and other extensions of credit by the Lender for the benefit of the Borrowers. Subject to certain adjustments set forth therein, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus five-eighths of one percentage point (0.625%), and interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. In addition to customary bank fees and expenses incurred or to be incurred, the Borrowers shall pay (i) Seventy-Five Thousand Dollars ($75,000) to the Lender as a commitment fee, (ii) a fully-earned, non-refundable anniversary fee to Lender equal to Seventy-Five Thousand Dollars ($75,000) and (iii) a collateral monitoring fee equal to One Thousand Dollars ($1,000), which such fee is payable in arrears on the last day of each month in accordance with the terms therein. The Revolving Credit Facility is secured by a continuing first priority perfected security interest in any and all properties, rights and assets of the Borrowers, wherever located, whether now owned or thereafter acquired or arising and all proceeds and products thereof as described on Exhibit A to the Revolving Credit Facility. The Revolving Line Maturity Date is two (2) years from the Effective Date.

Pursuant to the Line of Credit Agreement, the Borrowers shall pay to the Lender the unpaid principal amount of all Advances at the Advance Rate with all interest, fees and finance charges due thereon as and when due in accordance with the Line of Credit Agreement, which such Advances shall finance specific Federal Agency Accounts, Subcontractor Accounts, Unbilled Accounts and HUD Accounts (collectively, the “Accounts”). The Lender shall, in its good faith business discretion in each instance, finance such Accounts and the Lender may, at its sole discretion, change the percentage of the Advance Rate for a particular Account on a case by case basis. The aggregate amount of all Federal Agency Account Advances, Subcontractor Account Advances, Unbilled Account Advances and HUD Account Advances outstanding at any time may not exceed Twelve Million Dollars ($12,000,000). In addition to paying the Advance Rate for each type of Account as is more fully set forth in the Line of Credit Agreement, the Borrowers shall pay to the Lender a facility fee equal to Seventy-Five Thousand Dollars ($75,000), an anniversary fee equal to Seventy-Five Thousand Dollars ($75,000), a success fee equal to Seventy-Five Thousand Dollars ($75,000), certain Finance Charges on each Account to which the Lender has made an Advance and certain collateral handling fees as more fully set forth in the Line of Credit Agreement. The Line of Credit Agreement is secured by a continuing first priority perfected security interest in any and all properties, rights and assets of the Borrowers, wherever located, whether now owned or thereafter acquired or arising and all proceeds and products thereof as described on Exhibit A to the Line of Credit Agreement. The Maturity Date is two (2) years from the Effective Date, subject to certain triggering events set forth therein.

The Loan Agreements are further secured by (y) an intellectual property security agreement, by and between Paradigm and the Lender and (z) an intellectual property security agreement, by and between the Company and the Lender (together, the “IP Security Agreements”). Pursuant to the IP Security Agreements, the Borrowers each granted to the Lender, as collateral security for the prompt and complete payment and performance of all of such Borrower’s’ present or future indebtedness, obligations and liabilities to the Lender, including, without limitation, under the Loan Agreements, a security interest in all of the Borrower’s right, title and interest in, to and under its registered and unregistered Intellectual Property Collateral as such term is defined in both IP Security Agreements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Loan and Security Agreement (Revolving Credit Facility), dated March 13, 2007, by and among Paradigm Holdings, Inc., Paradigm Solutions Corporation and Silicon Valley Bank	Provided herewith
Exhibit 10.2	Loan and Security Agreement (Line of Credit Agreement), dated March 13, 2007, by and among Paradigm Holdings, Inc., Paradigm Solutions Corporation and Silicon Valley Bank	Provided herewith
Exhibit 10.3	Intellectual Property Security Agreement, dated March 13, 2007, by and between Paradigm Holdings, Inc. and Silicon Valley Bank	Provided herewith
Exhibit 10.4	Intellectual Property Security Agreement, dated March 13, 2007, by and between Paradigm Solutions Corporation and Silicon Valley Bank	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

Date: March 19, 2007	By:	/s/ Peter LaMontagne
Peter LaMontagne
Chief Executive Officer